                                                                    Exhibit 99.2


  [Excerpt from Quarterly Report on Form 10-Q of Hallwood Energy Corporation
                    for three months ended March 31, 2001]


Part I.  FINANCIAL INFORMATION
         ---------------------

Item 1.  FINANCIAL STATEMENTS
         --------------------

                          HALLWOOD ENERGY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                                (In thousands)

                                                                            March 31,                 December 31,
                                                                              2001                        2000
                                                                            ---------                   ---------
CURRENT ASSETS
 Cash and cash equivalents                                                  $  12,108                   $   4,334
 Accounts receivable:
  Oil and gas revenues                                                         20,519                      20,618
  Trade                                                                         9,594                       3,911
 Due from affiliates                                                            2,478                         685
 Prepaid expenses and other current assets                                      2,740                       1,927
                                                                            ---------                   ---------
     Total                                                                     47,439                      31,475
                                                                            ---------                   ---------

PROPERTY, PLANT AND EQUIPMENT, at cost
 Oil and gas properties (full cost method):
  Proved mineral interests                                                    780,691                     765,262
  Unproved mineral interests                                                    6,715                       6,557
 Furniture, fixtures and other                                                  1,287                       1,249
                                                                            ---------                   ---------
     Total                                                                    788,693                     773,068

 Less accumulated depreciation, depletion,
  amortization and property impairment                                       (613,651)                   (608,563)
                                                                            ---------                   ---------
     Total                                                                    175,042                     164,505
                                                                            ---------                   ---------

OTHER ASSETS
 Derivatives, at fair value                                                       101
 Deferred expenses and other assets                                             1,060                       1,107
 Deferred tax asset                                                            10,770                         680
                                                                            ---------                   ---------
     Total                                                                     11,931                       1,787
                                                                            ---------                   ---------

TOTAL ASSETS                                                                $ 234,412                   $ 197,767
                                                                            =========                   =========

                       (Continued on the following page)

                          HALLWOOD ENERGY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                         (In thousands except shares)

                                                                                   March 31,                 December 31,
                                                                                     2001                        2000
                                                                                   --------                  -----------
CURRENT LIABILITIES
 Accounts payable and accrued liabilities                                          $ 43,400                    $ 28,082
 Derivatives, at fair value                                                          23,510
                                                                                   --------                    --------
     Total                                                                           66,910                      28,082
                                                                                   --------                    --------

NONCURRENT LIABILITIES
 Long-term debt                                                                      81,449                      79,387
 Derivatives, at fair value                                                           7,733
 Deferred liabilities                                                                   946                       1,037
                                                                                   --------                    --------
     Total                                                                           90,128                      80,424
                                                                                   --------                    --------

         Total liabilities                                                          157,038                     108,506
                                                                                   --------                    --------

COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS' EQUITY
 Series A Cumulative Preferred Stock; 5,000,000 shares
  authorized; 2,263,573 shares issued and outstanding                                20,873                      20,873
 Common Stock par value $.01 per share; 25,000,000
  shares authorized; 10,423,693 shares issued and
  9,659,239 outstanding                                                                 104                         104
 Additional paid-in capital                                                          70,085                      70,085
 Retained earnings                                                                   11,110                       2,809
 Accumulated other comprehensive loss                                               (20,188)
 Less cost of treasury stock of 764,454 common shares                                (4,610)                     (4,610)
                                                                                   --------                    --------
        Stockholders' equity - net                                                   77,374                      89,261
                                                                                   --------                    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $234,412                    $197,767
                                                                                   ========                    ========


    The accompanying notes are an integral part of the financial statements.

                          HALLWOOD ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                     (In thousands except per share data)



                                                                                        For the Three Months Ended
                                                                                                March 31,
                                                                                       ---------------------------
                                                                                        2001                2000
                                                                                        ----                ----
REVENUES:
 Gas revenue                                                                           $19,218             $13,845
 Oil revenue                                                                             3,836               6,145
 Pipeline, facilities and other                                                          2,169               1,666
 Interest                                                                                  161                 153
                                                                                       -------             -------
                                                                                        25,384              21,809
                                                                                       -------             -------

EXPENSES:
 Production operating                                                                    6,109               5,482
 Ineffectiveness of oil and gas derivatives                                                554
 General and administrative                                                              2,660               1,801
 Depreciation, depletion and amortization                                                5,048               6,434
 Interest                                                                                1,808               2,395
                                                                                       -------             -------
                                                                                        16,179              16,112
                                                                                       -------             -------

OTHER INCOME (EXPENSES):
 Minority interest in net income of affiliates                                                                (127)
 Litigation                                                                                 27                (617)
                                                                                       -------             -------
                                                                                            27                (744)
                                                                                       -------             -------

INCOME BEFORE INCOME TAXES                                                               9,232               4,953
                                                                                       -------             -------

PROVISION FOR INCOME TAXES:
 Current                                                                                    55                 548
 Deferred                                                                                  310
                                                                                       -------             -------
                                                                                           365                 548
                                                                                       -------             -------

NET INCOME                                                                               8,867               4,405

PREFERRED DIVIDENDS                                                                        566                 573
                                                                                       -------             -------

 NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                                        $ 8,301             $ 3,832
                                                                                       =======             =======

NET INCOME PER SHARE - BASIC                                                           $   .86             $   .38
                                                                                       =======             =======

NET INCOME PER SHARE - DILUTED                                                         $   .83             $   .38
                                                                                       =======             =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC                                       9,659              10,000
                                                                                       =======             =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED                                    10,012              10,000
                                                                                       =======             =======

    The accompanying notes are an integral part of the financial statements

                          HALLWOOD ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                (In thousands)


                                                                               For the Three Months Ended
                                                                                       March 31,
                                                                              ----------------------------
                                                                                 2001               2000
                                                                                 ----               ----
OPERATING ACTIVITIES:
 Net income                                                                    $  8,867            $ 4,405
 Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation, depletion and amortization                                     5,048              6,434
     Depreciation charged to affiliates                                              40                 50
     Amortization of deferred loan costs and debt discount                          109                110
     Ineffectiveness of oil and gas derivatives                                     554
     Deferred tax expense                                                           310
     Minority interest in net income of affiliates                                                     127
     Recoupment of take-or-pay liability                                                               (52)


 Changes in operating assets and liabilities provided (used)
   cash net of noncash activity:
     Oil and gas revenues receivable                                                 99             (1,299)
     Trade receivables                                                           (5,683)            (2,030)
     Due from affiliates                                                         (1,793)              (134)
     Prepaid expenses and other current assets                                     (813)                15
     Accounts payable and accrued liabilities                                    15,318               (757)
     Deferred liabilities                                                           (91)
                                                                               --------            -------
         Net cash provided by operating activities                               21,965              6,869
                                                                               --------            -------

INVESTING ACTIVITIES:
 Additions to property, plant and equipment                                      (5,114)            (1,182)
 Exploration and development costs incurred                                     (10,712)            (4,296)
 Proceeds from sales of property, plant and equipment                               201             11,503
                                                                               --------            -------
         Net cash provided by (used in) investing activities                    (15,625)             6,025
                                                                               --------            -------

FINANCING ACTIVITIES:
 Proceeds from long-term debt                                                     2,000
 Payments of long-term debt                                                                         (7,000)
 Dividends paid                                                                    (566)              (573)
 Purchase and cancellation of preferred shares                                                        (303)
                                                                               --------            -------
         Net cash provided by (used in) financing activities                      1,434             (7,876)
                                                                               --------            -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         7,774              5,018

CASH AND CASH EQUIVALENTS:

BEGINNING OF PERIOD                                                               4,334             10,480
                                                                               --------            -------

END OF PERIOD                                                                  $ 12,108            $15,498
                                                                               ========            =======

   The accompanying notes are an integral part of the financial statements.

                          HALLWOOD ENERGY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 1  -  GENERAL

Hallwood Energy Corporation ("Hallwood" or the "Company") is a Delaware corporation engaged in the development, exploration, acquisition and production of oil and gas properties. Hallwood began operations June 8, 1999, in connection with the consolidation ("Consolidation") of Hallwood Energy Partners, L.P. ("HEP") and Hallwood Consolidated Resources Corporation ("HCRC") and the acquisition of the direct energy interests of The Hallwood Group Incorporated ("Hallwood Group"). The Company's properties are primarily located in the Rocky Mountain, Greater Permian and Gulf Coast regions of the United States.

On March 29, 2001, Hallwood and Pure Resources II, Inc. ("Pure"), a wholly owned subsidiary of Pure Resources, Inc. signed an agreement and plan of merger pursuant to which Pure has offered to purchase for cash all outstanding shares of Hallwood common and preferred stock for $12.50 per share and $10.84 per share, respectively.

The offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the offer a number of shares that would constitute at least a majority of all outstanding shares of common stock (with shares of common stock issuable upon the exercise of outstanding warrants being deemed outstanding for this purpose) and at least a majority of all outstanding shares of Series A Cumulative Preferred Stock on the date of purchase. The offer is further conditioned upon the execution of cancellation agreements between the Company and the holders of the Company's options pursuant to the agreement and plan of merger. Therefore, shares underlying the options are not included in the calculation of the shares of outstanding common stock for purposes of Pure's offer.

The Board of Directors of Hallwood has approved the transaction and the merger agreement and the transactions contemplated by the merger agreement including the offer and the merger, and determined that the terms of the offer, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Hallwood and its stockholders.

The interim financial data are unaudited; however, in the opinion of management, the interim data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Quarterly results might not be indicative of the actual annual results. These financial statements should be read in conjunction with the financial statements and accompanying notes included in Hallwood's 2000 Annual Report on Form 10-K.

Accounting Policies
-------------------

Consolidation

Hallwood fully consolidates entities in which it owns a greater than 50% equity interest and reflects a minority interest in the consolidated financial statements. The accompanying financial statements include the majority owned affiliates, the May Limited Partnerships 1984-1, 1984-2 and 1984-3 through March 31, 2000 when they were liquidated.

Computation of Net Income Per Share

Basic income per share is computed by dividing net income attributable to the common shareholders by the weighted average number of common shares outstanding during the periods. Diluted income per common share includes the potential dilution that could occur upon exercise of options or warrants to acquire common stock, computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares which could have been repurchased by the Company with the proceeds from the exercise of the options or warrants (which were assumed to have been made at the average market price of the common shares during the reporting period). The warrants described in Note 2 and all of the Company's outstanding stock options described in Note 4 have been ignored during the three months ended March 31, 2000, and the stock options issued in January 2001 have been ignored during the three months ended March 31, 2001, in the computation of diluted net income per share because their inclusion would be antidilutive.

The following table reconciles the number of shares outstanding used in the calculation of basic and diluted income per share.

                                                                   Income
                                                                  to Common
                                                                Shareholders          Shares            Per Share
                                                                ------------          ------            ---------
                                                                       (In thousands except per share data)
For the Three Months Ended March 31, 2001
-----------------------------------------
 Net income per share - basic                                       $8,301              9,659               $.86
                                                                                                            ====
 Effect of options and warrants                                                           353
                                                                    ------             ------
 Net income per share - diluted                                     $8,301             10,012               $.83
                                                                    ======             ======               ====

For the Three Months Ended March 31,  2000
------------------------------------------
 Net income per share- basic                                        $3,832             10,000               $.38
                                                                    ------             ------               ====
 Net income per share- diluted                                      $3,832             10,000               $.38
                                                                    ======             ======               ====

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash-flow hedge, changes in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings.

The Company adopted SFAS 133 on January 1, 2001. In connection with the adoption of SFAS 133, all derivatives within the Company were identified pursuant to SFAS 133 requirements. The Company determined that all of its oil and gas commodity swaps and collars, as well as its interest rate swaps should be designated as cash flow hedges. Since the Company's derivatives are designated as cash flow hedges, changes in the fair value of the derivatives are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured based on the relative changes in the fair value between the derivative contract and the hedged item over time. Any changes in fair value resulting from ineffectiveness, as defined by SFAS 133, are recognized immediately in current earnings.

Other Comprehensive Income (Loss)

The components of other comprehensive income (loss) and related tax effects for the three months ended March 31, 2001 are shown as follows:

                                                                                    Tax             Net of
                                                                 Gross             Effect             Tax
                                                                 -----             ------             ---
                                                                               (In thousands)

    Cumulative effect of accounting change                      $(43,816)         $14,897          $(28,919)
    Reclassification adjustments                                  13,228           (4,497)            8,731
                                                                --------          -------          --------
    Accumulated other comprehensive income (loss)               $(30,588)         $10,400          $(20,188)
                                                                ========          =======          ========

The reclassification adjustments above represent the changes in the fair values of the Company's derivatives resulting from the settlement of these derivatives during the first quarter of 2001.

Reclassifications

Certain reclassifications have been made to the prior period amounts to conform to the classifications used in the current period.

NOTE 2 - DEBT

Hallwood's long-term debt at March 31, 2001 and December 31, 2000 consisted of the following:

                                                   March 31,  2001            December 31, 2000
                                                   ----------------           -----------------
                                                                  (In thousands)
                    Credit Agreement                      $58,000                     $56,000
                    Note Agreement                         25,000                      25,000
                    Debt discount                          (1,551)                     (1,613)
                                                          -------                     -------
                      Total long-term debt                $81,449                     $79,387
                                                          =======                     =======

On June 8, 1999, Hallwood and its lenders entered into an Amended and Restated Credit Agreement (as amended, the "Credit Agreement") to extend the term date of its line of credit to May 31, 2002. The lenders were Morgan Guaranty Trust Company, First Union National Bank and Bank of America. Effective June 30, 2000, Wells Fargo Bank replaced Bank of America as one of Hallwood's lenders under its Credit Agreement and Hallwood's Credit Agreement was amended to reduce Hallwood's borrowing base to $70,000,000. Hallwood's unused borrowing base was $12,000,000 as of March 31, 2001.

Borrowings against the Credit Agreement bear interest at the lower of the Certificate of Deposit rate plus from 1.375% to 2.125%, prime plus .5% plus from
 .25% to 1% or the Euro-Dollar rate plus from 1.25% to 2.0%. The applicable interest rate was approximately 6.7% at March 31, 2001. Interest is payable monthly. Quarterly principal payments of $8,286,000 are scheduled to commence May 31, 2002.

The borrowing base for the Credit Agreement is typically redetermined semiannually, although the lenders have the right to make a redetermination at anytime. The Credit Agreement is secured by a first lien on approximately 80% in value of Hallwood's oil and gas properties. Additionally, aggregate dividends paid and stock repurchased by Hallwood in any 12 month period are limited to 50% of cash flow from operations before working capital changes and distributions received from affiliates, if the principal amount of debt of Hallwood is 50% or more of the borrowing base. Aggregate dividends paid and stock repurchased by Hallwood are limited to 65% of cash flow from operations before working capital changes and distributions received from affiliates, if the principal amount of debt is less than 50% of the borrowing base.

Hallwood has $25,000,000 of 10.32% Senior Subordinated Notes ("Subordinated Notes") due December 23, 2007 and warrants to purchase common stock under its Amended and Restated Subordinated Note and Warrant Purchase Agreement (the "Note Agreement"). The Note Agreement was amended on June 8, 1999 to issue warrants to The Prudential Insurance Company of America to purchase 309,278 shares of Hallwood's common stock at an exercise price of $7.00 per share. The terms of the Note Agreement were further amended on June 30, 2000 to exclude certain hedging transactions of the subsidiaries of Hallwood from the calculation of indebtedness. The Subordinated Notes bear interest at the rate of 10.32% per annum on the unpaid balance, payable quarterly. Annual principal payments of $5,000,000 are due December 23, 2003 through December 23, 2007.

Hallwood recorded the Subordinated Notes and the warrants based upon the relative fair values of the Subordinated Notes without the warrants and of the warrants themselves at the time of Consolidation. The allocated value of the warrants of $1,956,000 was recorded as additional paid-in-capital. The discount on the Subordinated Notes is being amortized over the term of the Subordinated Notes using the interest method of amortization.

As part of its risk management strategy, Hallwood enters into financial contracts to hedge the interest rate payments under its Credit Agreement. Hallwood does not use the hedges for trading purposes, but rather to protect against the volatility of the cash flows under its Credit Agreement, which has a floating interest rate. The amounts received or paid upon settlement of these transactions are recognized as interest expense at the time the interest payments are due.

All contracts are interest rate swaps with fixed rates. As of March 31, 2001, Hallwood was a party to eight contracts with three different counterparties.

The following table provides a summary of Hallwood's financial contracts.

                                                              Average
                                          Amount of          Contract
                      Period             Debt Hedged        Floor Rate
                      ------             -----------        ----------

         Last nine months of 2001        $36,000,000           5.23%
         2002                             37,500,000           5.23
         2003                             37,500,000           5.23
         2004                              6,000,000           5.23


NOTE 3 - STATEMENTS OF CASH FLOWS

Cash paid for interest during the three months ended March 31, 2001 and 2000 was $1,741,000 and $2,285,000, respectively. There was no cash paid for income taxes during the three months ended March 31, 2001 and 2000.

NOTE 4 - DERIVATIVES

As part of its risk management strategy, Hallwood enters into financial contracts to hedge the price of its oil and natural gas. Hallwood does not use these hedges for trading purposes, but rather for the purpose of providing protection against price decreases and to provide a measure of stability in the volatile environment of oil and natural gas spot pricing. The amounts received or paid upon settlement of these contracts is recognized as oil or gas revenue at the time the hedged volumes are sold.

The financial contracts used by Hallwood to hedge the price of its oil and natural gas production are swaps and collars. Under the swap contracts, Hallwood sells its oil and gas production at spot market prices and receives or makes payments based on the differential between the contract price and a floating price which is based on spot market indices. Under the collar agreements, Hallwood will receive the contract price if the spot price is lower than the contract price, the cap price if the spot price is higher than the cap price, and the spot price if that price is between the contract price and the cap price.

The adoption of SFAS 133 as of January 1, 2001 resulted in the recognition of a current asset of $163,000, a noncurrent asset of $316,000, a current liability of $36,228,000 and a noncurrent liability of $8,067,000, with a net-of-tax cumulative effect adjustment reducing other comprehensive income by $28,919,000.

During the first quarter of 2001, $554,000, representing the ineffective portion of the Company's cash flow hedges was included in earnings. As of March 31, 2001, the fair values of the Company's cash flow hedges consisted of a noncurrent asset of $101,000, a current liability of $23,510,000, a noncurrent liability of $7,733,000 and a net of tax balance in other comprehensive loss of $20,188,000.

The Company expects that $23,510,000 of losses under the Company's cash flow hedges, will be reclassified from other comprehensive loss to earnings during the next twelve months.

In the event of nonperformance by the counterparties to the financial contracts, Hallwood is exposed to credit loss, but has no off-balance sheet risk of accounting loss. The Company anticipates that the counterparties will be able to satisfy their obligations under the contracts because the counterparties consist of well-established banking and financial institutions which have been in operation for many years. Certain of Hallwood's hedges are secured by the lien on Hallwood's oil and gas properties, which also secures Hallwood's Credit Agreement described in Note 2.

NOTE 5 - STOCK OPTIONS

On January 31, 2001, the Compensation Committee of Hallwood granted options to purchase 398,867 shares of common stock at an exercise price of $9.875 per share which was equal to the fair market value of the common stock on the date of grant. The options expire on January 31, 2008, unless sooner terminated pursuant to the provisions of the plan. One-third of the options vested on the grant date and the remainder vest one-third on January 31, 2002 and one-third on January 31, 2003.

On January 28, 2000, the Compensation Committee of Hallwood granted options to purchase 238,500 shares of common stock at an exercise price of $4.625 per share which was equal to the fair market value of the common stock on the date of grant. The options expire on January 28, 2007, unless sooner terminated pursuant to the provisions of the plan. One-third of the options vested on the grant date, one-third vested on January 28, 2001 and the remaining one-third will vest on January 28, 2002. During the year ended December 31, 2000, 6,533 of these options were exercised, 19,600 of these options expired and 3,267 of these options were cancelled.

On June 9, 1999, the Compensation Committee of Hallwood granted options to purchase 600,000 shares of common stock at an exercise price of $7.00 per share which was equal to the fair market value on the date of grant. On November 22, 1999, Hallwood granted an additional 61,500 options to purchase common stock at an exercise price of $7.00 per share which was greater than the fair market value of the common stock on the date of the grant. The options expire on June 9, 2006, unless sooner terminated pursuant to the provisions of the plan. One-third of the options vested on the grant date, and the remainder vest one-third on June 8, 2000 and one-third on June 8, 2001. During the year ended December 31, 2000, 27,000 of these options expired and 54,000 of these options were cancelled.

Pursuant to the terms of the plan under which the options were granted, all of the outstanding options vest upon a change of control, as defined.

NOTE 6 - LEGAL SETTLEMENTS

In connection with the Consolidation, Hallwood assumed the liability for two lawsuits filed against Hallwood Group and certain individuals and related to the direct energy interests acquired from Hallwood Group. These lawsuits, both filed in federal court in Denver, Colorado, have been settled and dismissed. During February 2000, Hallwood paid approximately $673,000 in connection with these lawsuits. During May 2000, the Company received a settlement offer from its insurance company to reimburse approximately $419,000 of the costs paid in connection with these lawsuits. This amount was received by the Company during the third quarter of 2000 and recognized as litigation income during that quarter.

In connection with the 1995 closing of the Jakarta, Indonesia office of HEP and HCRC, three former employees filed a lawsuit against those entities, primarily based on allegations that their employment contracts had been breached. The case was tried in 1997, and after appeals, a final judgment of approximately $488,000 plus interest was awarded to the plaintiffs. The amount due was accrued as of March 31, 2000, and was paid to the plaintiffs in the second quarter of 2000.

In addition to the litigation noted above, the Company and its subsidiaries are from time to time subject to routine litigation and claims incidental to their business, which the Company believes will be resolved without material effect on the Company's financial condition, cash flows or operations.